UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2020 Flux Power Holdings, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“HCW”) to sell shares of its common stock, par value $0.001 (the “Common Stock”), having an aggregate offering price of up to $10,000,000 (the “Shares”) from time to time, through an “at the market offering” program (the “ATM Offering”) under which HCW will act as sales agent.

The offer and sale of the Shares will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-249521) filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2020, and declared effective by the SEC on October 26, 2020, and a prospectus supplement related to the ATM Offering, dated December 21, 2020.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Subject to the terms and conditions of the Sales Agreement, HCW will use its commercially reasonable efforts to sell the Shares, based upon the Company’s instructions, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and rules of The Nasdaq Capital Market. The Company will set the parameters for sales of the Shares, including the number of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in one trading day, and any minimum price below which sales may not be made. Under the Sales Agreement, HCW may sell the Shares by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). The Company or the Agent may, upon written notice to the other party in accordance with the terms of the Sales Agreement, suspend offers and sales of the Shares. The Company and HCW each have the right, in its sole discretion, to terminate the Sales Agreement at any time upon prior written notice pursuant to the terms and subject to the conditions set forth in the Sales Agreement.

The Company will pay to HCW a commission in an amount equal to 3.0% of the gross sales price per Share sold through it as sales agent under the Sales Agreement. In addition, the Company has agreed to reimburse HCW for certain expenses it incurs in the performance of its obligations up to a maximum of $50,000, and $2,500 per quarter thereafter, under the Sales Agreement . The Company has also agreed pursuant to the Sales Agreement to indemnify and provide contribution to HCW against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the terms of the Sales Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Sales Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The legal opinion of Lewis Brisbois Bisgaard & Smith LLP, counsel to the Company, relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
5.1	Legal Opinion
10.1	Sales Agreement with H.C. Wainwright & Co., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: December 21, 2020